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                                                                      EXHIBIT 16
JAMES M. BETTY
CERTIFIED PUBLIC ACCOUNTANT
5901 BROOKLYN BOULEVARD, MINNEAPOLIS, MINN.  55429  612-535-3001  FAX
612-535-2815




November 12, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Gentlemen:

I have read Item 23 of Form SB-2 dated November 12, 1997, of Surrey, Inc. and are in agreement with the statements contained under the section "Changes in Company's Certifying Accountant" included herein.

Very truly yours,


/s/ James M. Betty, CPA

JAMES M. BETTY, CPA